Exhibits 5.1 and 23.2

Bank of America Tower, Suite 1400 534 South Kansas Ave. Topeka, Kansas 66603-3436 785.233.3600 Fax 785.233.1610 MEMBER LEX MUNDI: THE WORLD’S LEADING ASSOCIATION OF INDEPENDENT LAW FIRMS	ATTORNEYS AT LAW 1551 N. Waterfront Parkway, Suite 100 Wichita, Kansas 67206-4466 316.267.6371 www.foulston.com	9 Corporate Woods, Suite 450 9200 Indian Creek Parkway Overland Park, Kansas 66210-2017 913.498.2100 Fax 913.498.2101 MEMBER iag Integrated Advisory Group International

Marc Salle 316.291.9795 866.347.3807 Fax msalle@foulston.com
June 16, 2011
Board of Directors
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, KS 67210

Re:	Registration Statement on Form S-8 Spirit AeroSystems Holdings, Inc. Third Amended and Restated Long-Term Incentive Plan
Gentlemen:
     We have acted as special counsel to Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) covering the registration under the Securities Act of 1933 of 3,000,000 shares of the Company’s Class A Common Stock, $.01 par value per share (the “Class A Shares”) that may be offered pursuant to the Company’s “Spirit AeroSystems Holdings, Inc. Third Amended and Restated Long-Term Incentive Plan” (the “Plan”).
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:
(a)	the organization of the Company;

(b)	the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plan and its amendment and restatement.
Based upon such examination we are of the opinion that:
(a)	Spirit AeroSystems Holdings, Inc. is duly organized and validly existing in good standing under the laws of the state of Delaware.

(b)	When the Registration Statement has been filed with the Securities and Exchange Commission and the Shares have been issued and distributed to participants of the

Board of Directors
Spirit AeroSystems Holdings, Inc.

Plan upon the satisfaction of the various terms and conditions set forth in the Plan, the Shares will be duly authorized, validly, issued, fully paid and nonassessable.
We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.
Very truly yours,
/s/ FOULSTON SIEFKIN LLP